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                                                                      EXHIBIT 12


                             BELLSOUTH CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)


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
                                                                                          For the Six
                                                                                         Months Ended
                                                                                         June 30, 2002
                                                                                         -------------
1.       Earnings

         (a) Income from continuing operations before deductions for taxes and interest  $       3,232

         (b) Portion of rental expense representative of interest factor                            43

         (c) Equity in losses from less-than-50% owned investments (accounted for under
             the equity method of accounting)                                                        8

         (d) Excess of earnings over distributions of less-than-50% owned investments
            (accounted for under the equity method of accounting)                                 (229)

             TOTAL                                                                       $       3,054
                                                                                         =============


2.       Fixed Charges

         (a) Interest                                                                   $          616

         (b) Portion of rental expense representative of interest factor                            43
                                                                                        --------------

             TOTAL                                                                      $          659
                                                                                        ==============

         Ratio (1 divided by 2)                                                                   4.63
                                                                                        ==============
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